                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): January 29, 2010 (January 25, 2010)

                                Aehr Test Systems
             (Exact name of Registrant as specified in its charter)

          California                    000-22893             94-2424084
(State or other jurisdiction of  (Commission File Number)  (I.R.S. Employer
 incorporation or organization)                         Identification Number)

                               400 Kato Terrace
                           Fremont, California 94539
         (Address of principal executive offices, including zip code)

                                 510-623-9400
             (Registrant's telephone number, including area code)

                                     N/A
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement.

	On January 25, 2010, Aehr Test Systems (the "Company") entered into a Purchase and Sale Agreement (the "Agreement") with APS Capital Corp. ("APS") relating to the sale of a portion of the Company's bankruptcy claim against Spansion LLC ("Spansion"). Pursuant to the Agreement, APS agreed to purchase approximately $7.1 million of the Company's bankruptcy claim against Spansion for an aggregate purchase price of approximately $4.6 million.

	A copy of the Agreement is attached hereto as Exhibit 10.17 and is incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits.

        (d)  Exhibits.

             Exhibit No.    Description
             -----------    -----------
             10.17          Purchase and Sale Agreement between the Company
                            and APS Capital Corp. dated January 25, 2010.

                                  SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Aehr Test Systems
                                                  (Registrant)
Date:  January 29, 2010
                                          By:   /S/ GARY L. LARSON
                                               -------------------------
                                               Gary L. Larson
                                               Vice President of Finance and
                                               Chief Financial Officer